UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         February 11, 2019

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N88 W13901 Main Street, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                   (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 11, 2019, each of Richard Abdoo, Paul Koeppe, James Ozanne and Theodore Stern resigned as a member of the Board of Directors (the “Board”) of EnSync, Inc. (the “Company”).

On February 11, 2019, the Company notified The NSYE American (“NYSE American”) that these resignations had caused compliance deficiencies with the following sections of the NYSE American Company Guide: Section 802, requiring a majority-independent board, and Section 803, requiring an audit committee comprised of three independent directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.01 is incorporated herein by reference.

Item 8.01.	Other Events

Following the end of the second quarter of fiscal 2019, the offtaker for a sizeable project the Company was working on in Hawaii sent the Company a letter purporting to terminate the subject power purchase agreement (“PPA”). Although this purported termination was without basis and was subsequently retracted by the offtaker, the Company’s receipt of this termination letter triggered a variety of significantly negative events for the Company including: (i) prevented the Company from successfully concluding negotiations for the sale of the PPA, which was expected to provide significant upfront payments; (ii) the Company delayed or canceled orders for a significant amount of equipment it had ordered in anticipation of commencing the project and also to facilitate timely completion of the project according to the offtaker’s aggressive project timelines, which severely negatively impacted relationships with some key suppliers; and (iii) negatively impacting the Company’s ability to pursue financing options including strategic partnership transactions, PPA project financing facilities, working capital lines of credit, and additional sales of Common Stock or other debt or equity securities, which have also been negatively impacted by the deterioration in the state of the capital markets which began in the second quarter of fiscal 2019.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2019, (i) on January 23, 2019 Bradley Hansen resigned as the Company's President and Chief Executive Officer and as a member of the Company’s Board of Directors and (ii) on January 24, 2019 Sandeep Gupta was appointed as the Company’s interim Chief Executive Officer and Chief Restructuring Officer and also as a member of the Company's Board of Directors. Mr. Gupta is a principal and founder of Novo Advisors and his expertise ranges from the development of short-term liquidity forecasts, break-even analyses, and performance/profit improvement studies to mergers and acquisitions and liquidation analyses for healthy and distressed businesses across a wide array of industries.

Due to the severe impacts of the above and the current state of its business, the Company has a very short term need for additional financing which it has been actively pursuing. However, the Company has no commitments to obtain any additional financing and if it does not obtain sufficient financing in the very near term it will likely need to discontinue operations and initiate insolvency proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: February 12, 2019	By:	/s/ Sandeep Gupta
	Name:	Sandeep Gupta
	Title:	Interim Chief Executive Officer and
Chief Restructuring Officer